Exhibit 10.14

[logo:] S [stamp:] Customer copy	Stadtsparkasse Augsburg Halderstraße 1-5 86150 Augsburg VAT ID de 127 504 902
Guarantee Credit Framework Agreement ☐ Credit Guarantee
Account
7000068853

Reference No.
1113805003

ExOne GmbH Daimlerstr. 22, 86368 Gersthofen

- hereinafter referred to as the Borrower - agrees with the German Savings Bank on the assumption of guarantees in the form of documents or in the form of an electronic liability declaration in favor of the Borrower up to a total amount of

EUR 3,500,000.00

The following conditions apply to the framework agreement in addition to the attached terms and conditions for the guarantee transaction:
1 Guarantee Account A guarantee account of the Borrower shall be charged for the guarantees assumed by the Savings Bank. 7000068853

2 Guarantee Commission

For the guarantees provided under this Agreement, the Savings Bank charges the commission rates it sets for guarantees of this type,

☐ currently a one-off percentage                      of the guarantee amount, with a minimum of

EUR

☒ the commission rates it sets for guarantees of this type, ☐ per month of the guarantee amount, ☒ per year 1.750 of the guarantee amount, with a minimum of EUR 15.00 per quarter. .

The price for issuing a domestic deed of suretyship is currently EUR 20.00 when using the Saving Bank’s own forms and wording. If forms and wording from other savings banks are used, the price increases to currently EUR 40.00 per deed.

The conditions for guarantees in foreign transactions, letters of credit and exchange rate hedging transactions are agreed separately.

The Borrower receives the debit note separately. The Borrower shall be notified of changes to the guarantee commission. Debit agreement:

☒ The debit is made to the account 250491743                                                                              in our company.

☐ The debit is made according to the SEPA Direct Debit Mandate.

Customer reference no.:

Creditor ID:

If no value-added tax is invoiced, this is a financial service exempt from value-added tax. Unless the Borrower objects in writing within four weeks after booking the value-added tax, stating his or her legitimate interests (in particular no right to deduct input tax), the Savings Bank will continue to charge the loan costs plus VAT at the statutory rate. The Borrower also has the right to object if his or her right to deduct input tax changes at a later date.

3 Amount of the Obligation

The Borrower will receive separate information on the amount of the obligation under this Framework Agreement each time a guarantee is assumed. In the event that the guarantee is given in documentary form, notification shall be made by post; for electronic declaration of liability, by posting it in the electronic mailbox. The Savings Bank is authorized to obtain information from the creditors on the respective amount of the guaranteed liabilities.

4 Special Agreements This credit can be used as a guarantee credit, for guarantees in foreign business, letters of credit and exchange rate hedging transactions.

In the case of use in foreign currency, the credit line is charged with the amount of the foreign currency amount (converted into euros) plus 20% currency change buffer.

For the conversion of the foreign currency amount into euros, the respective mean exchange rate on the first day of use in foreign currency shall apply. The mean exchange rate is the average between the purchase and sale rate. These rates are published on the BayernLB’s (Bavarian Central Bank) exchange rate sheet on its website. The mean exchange rate is derived by the Bavarian Central Bank from the so-called “Daily Foreign Exchange Settlement Rate of BayernLB”, which it calculates at around 1 p.m. The forms of use in foreign currency available to the Borrower are to be specified separately in writing, unless otherwise agreed herein. The sum of all claims, including conditional claims, arising from individual transactions issued under this Framework Agreement may not exceed the above-mentioned threshold. In the case of claims in foreign currency, the foreign currency amount shall be converted into euros on the basis of the current mean rate of exchange. If the maximum threshold is exceeded on three consecutive banking days at any one time and if this results in a change in the risk situation, the Savings Bank may demand that the Borrower provide or increase collateral to secure its claim in accordance with No. 22 (a) of the General Terms and Conditions. This shall also apply to a loan initially granted without collateral.

Account
7000068853

The Savings Bank will maintain separate guarantee accounts for domestic and foreign guarantees and for guarantees in various foreign currencies. The existing guarantee accounts no. 7000116637 (for EUR guarantees abroad) and no. 7000132410 (for USD guarantees) are included in the credit contracted herein.

For the purpose of the individual examination of guarantee orders, the Savings Bank may request from the Borrower the documents it deems necessary with regards to the main debt relationship to be secured. In relation to the Borrower, the Savings Bank shall be entitled to reject guarantee orders in justified individual cases.

The Borrower may request separate information on the current drawdown under this Framework Agreement in individual cases.

5 Securities

The Savings Bank is entitled to accept guarantees only after all requirements have been met to fully and irrevocably provide the Savings Bank with the agreed securities, the Savings Bank having received confirmation thereof, if applicable. The following securities are/have been provided/assigned to the Savings Bank - in separate contracts that regulate the details:

-Assignment of claims of ExOne GmbH according to separate contract.

-for drawdowns of over EUR 1,000,000.00; Pledging of credit balances number 250923562 at the Augsburg Municipal Savings Bank according to separate declaration.

The liability of any other existing or future securities within the scope of the respective agreed security purpose shall remain unaffected.

6 Multiple Borrowers

Multiple borrowers shall be jointly and severally liable for the obligations under this Agreement.

If one Borrower met the Savings Bank’s requirement, it does not check whether the Borrower is entitled to claims to collateral no longer required by the Savings Bank. As a matter of principle, it will return such collateral to the collateral provider unless the Borrower providing the collateral proves that the collateral provider has given its consent to transfer it to the Borrower.

7 Utilization of the Guarantee

If the Savings Bank is invoked under a Guarantee, the Borrower is obliged to immediately reimburse the Savings Bank for the amounts paid under the Guarantee. The Savings Bank is entitled to place its claim for reimbursement in its current account.

8 Term of the Agreement

The Agreement is concluded for an indefinite period and may be terminated by either party at any time without notice. The provisions of this Agreement shall continue to apply to guarantees already assumed at the time of termination. However, the Savings Bank may - without prejudice to the claim for exemption under Sec. 775 of the German Civil Code (BGB) - demand exemption from these guarantee obligations from the Borrower.

9 Disclosure and Information Obligation

Throughout the entire term of this loan, the Borrower is obliged to provide the Savings Bank or an institution commissioned by the Savings Bank with an insight into the current financial situation, to submit relevant documents (e.g. balance sheets/annual financial statements, income tax assessments and declarations, statements of assets, etc.), to provide the necessary information and to allow the Borrower’s business to be inspected. The Savings Bank is also required by law and supervisory regulations to inspect or have inspected the Borrower’s financial conditions.

The Savings Bank may request the necessary documents directly from the Borrower’s advisors in accounting and tax matters, unless the Borrower submits them to the Savings Bank within a reasonable period of at least one month after the Savings Bank’s request. If the aforementioned documents are stored on data carriers, the Borrower is obliged to make them legible within a reasonable period of time.

In the event that the Borrower fails to meet these obligations, the Savings Bank is entitled to terminate the loan relationship, requiring immediate repayment.

The Savings Bank is entitled to inspect the public registers as well as the land register and the real estate files if there is a justified reason for doing so, and to request simple or certified copies and extracts for the account of the Borrower, as well as to obtain information from insurance companies, authorities and other bodies, especially credit institutions, that is necessary to assess the credit relationship.

10 Agreement Costs The Borrower shall bear the costs of providing collateral. The reimbursement of expenses incurred by the Savings Bank is based on the statutory provisions.

11 Place of Jurisdiction

Insofar as the jurisdiction of the Savings Bank’s general place of jurisdiction has not already been defined in Sec. 29 ZPO (German Code of Civil Procedure), the Savings Bank can pursue its claims through legal action at its general place of jurisdiction if the Borrower to be targeted in legal action is a merchant or a legal entity within the meaning of No. 6 of the General Terms and Conditions or has no general place of jurisdiction in Germany at the time of the conclusion of the Agreement or later moves his or her place of residence or habitual abode out of the Federal Republic of Germany or his or her place of residence or habitual abode is unknown at the time the action is filed.

12 Legal Obligation to Cooperate

In accordance with the Money Laundering Act, the Borrower is obliged to notify the Savings Bank immediately of any changes to the information provided to the Savings Bank in the course of the business relationship.

Account
7000068853

13 Information on the beneficial owner under the Money Laundering Act

The Borrower acts in his or her own economic interest and not at the behest of a third party (in particular a trustor):

☒   Yes   ☐No

Beneficial owner: The Borrower acts in the economic interest and at the behest of the person(s) listed below

(Name, surname, date of birth, place of birth, nationality, address, tax/economic identification number*)

*Domestic taxable persons: Tax ID for individuals; economic ID for other tax residents (if no economic ID has yet been assigned, the tax number applicable to the income)

14 General Terms and Conditions

The Savings Bank expressly points out that its General Terms and Conditions of Business (GTC) are a supplementary part of the Agreement. The General Terms and Conditions can be inspected on the business premises of the Savings Bank and will be made available on request.[1]

[1] Each contractual partner of the Savings Bank receives a copy of the General Terms and Conditions, provided that no business relationship exists yet and the Agreement is concluded outside the Savings Bank.

Place, date		Place, date
[handwritten:] Gersthofen, 02/24/2020		Augsburg, 10/17/2019

Signature(s) Borrower		Signature(s) Savings Bank

ExOne GmbH	[signature] [seal:] ExOne GmbH Daimlerstr. 22 86 368 Gersthofen Tel.: +49(0)821/65063-0 Fax: +49(0)821/65063-111 e-mail: europe@exone.com

Augsburg Municipal Savings Bank
		[signature]	[signature]
represented by:	[handwritten:] Eric Baden	Jürgen Lang	Martin Schürfer

The Agreement and further copies must be signed by all Borrowers named on page 1! Annex: Conditions for Guarantee Transactions

Authenticity check/identification:

First name, surname, date of birth, place of birth, nationality, address, type of legitimation (type of ID card, ID card number, issued by) or reference to authenticity/identification check carried out:

ExOne GmbH, 07/07/2003, German, Daimlerstr. 22, 86368 Gersthofen / Commercial Register, HRB 20036, Augsburg District Court
The information has been verified and the accuracy of the signatures attested.			on:

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